Commercial Joint Venture Agreement

合资企业商业协议

between
由

Pacific Green Technologies China Limited

and
以及

PowerChina SPEM Company Limited
中国电建集团上海能源装备有限公司

签订

This Commercial Joint Venture Agreement (this "Agreement") is made and entered into on November 17, 2015 (the "Effective Date") by and between Pacific Green Technologies China Limited, a Hong Kong registered limited liability company with its registered office at 301-303, 3/F, Golden Gate Commercial Building,136-138 Austin Road, Tsim Sha Tsui, Kowloon, Hong Kong (the "PGTC") and PowerChina SPEM Company Limited (the "PCS"), a PRC company with its registered office at *80 Hangdu Road, Shanghai, 201316, China* , each individually referred to herein as a "Party" and collectively as the "Parties".

本《合资企业商业协议》（本“协议”）于 2015 年[11]月[17]日（“生效日”）由以下双方签订：Pacific Green Technologies China Limited，一家在香港注册的有限责任公司，注册地址位于香港九龙尖沙咀柯士甸道 136-138 号金门商业大厦 3 层 301-303 室（“PGTC”）以及中国电建集团上海能源装备有限公司（“PCS”），一家中国公司，注册地址位于中国上海市航都路 80 号（邮编：201316）。PGTC 和 PCS 在本协议中单独称为“一方”，合称为“双方”。

WHEREAS, Pacific Green Technologies Inc, a limited liability company with its registered office at 5205 Prospect Road, San Jose, California USA 95129 will guarantee the performance and obligations of PGTC.

鉴于， Pacific Green Technologies Inc（一家注册地址位于 5205 Prospect Road, San Jose, California USA，邮编为 95129 的有限责任公司），将保证 PGTC 的义务及履行。

WHEREAS, PGTC is engaged in the development, design, manufacture, marketing and sale of Product;

鉴于，PGTC 从事产品的开发、设计、生产、营销以及销售；

WHEREAS, PCS desires to manufacture Product for distribution in China.

鉴于，PCS 希望生产产品并在中国进行经销。

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Parties hereby agree as follows:

现在，因此，基于本协议所包含的共识，双方在此达成协议如下：

1 DEFINITIONS

1 定义

1.1 "Affiliate" shall mean with respect to any individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization or other entity ("Person"), any other Person who, directly or indirectly, controls, is controlled by, or is under common control with that Person. For the purpose of this definition, "Control" (or "Controlling Interest") shall mean the entitlement of a Person to exercise management control of another Person or more than 50% of the voting rights in respect of that another Person.

1.1 “关联方”，就任何个人、合伙、合资企业、有限责任公司、公司、信托、非法人组织或其他实体（“人士”）而言，指直接或间接地控制该人士、受该人士控制、或与该人士受共同控制的任何其他人士。为本定义之目的，“控制”（或“控股权”）指某一人士对另一人士行使管理控制或行使超过该另一人士 50%的表决权的权利。

1.2 “Agreement” shall mean this Commercial Joint VentureAgreement including all Annexes and any matters specifically incorporated herein by reference and made a part hereof.

1.2 “协议”指本《商业合资企业协议》，包括所有附件以及通过引述的方式明确纳入本协议并作为本协议一部分的任何事项。

1.3 “Brand Manual” shall mean a manual provided by PGTC mainly cotaining instruction on use of Trademark and Combination Logo”

1.3 “品牌手册”指由 PGTC 提供的主要内容为商标及组合标志的使用指导的手册。

1.4 “Budget” shall mean the budgets of costs for designing, manufacturing, selling, advertising, commissioning and installing the Products respectively borne by PGTC and PCS. Each of PGTC and PCS shall have their own budgets of costs.

1.4 “预算”指对 PGTC 和 PCS 各自应承担就设计、生产、出售、宣传、调试和安装产品所需的成本的预算。PGTC 和 PCS 应当各自进行其成本预算。

1.5 “Business Days” shall mean Monday, Tuesday, Wednesday, Thursday and Friday, excluding any public holidays in Hong Kong.

1.5 “营业日”是指除香港的任何公共假日以外的星期一、星期二、星期三、星期四和星期五。

1.6 “Combination Logo” shall mean the trademark which contains both the Trademark and the name of Licensee or their Chinese version plus certain device as indicated in Annex III.

1.6 “组合标志”指如附件 3 所示的同时包含商标和 PCS 名字或该等商标和名字的中文版外加某些图案。

1.7 “Confidential Information” shall mean any information and data, including without limitation, any kind of trade secret, business, commercial or technical information and data disclosed between the Parties in connection with the implementation of this Agreement, irrespective of the medium in which such information or data is embedded, as well as the contents of this Agreement and all the other documents/annexes related to this Agreement. Confidential Information shall also include any copies or abstracts made thereof as well as any apparatus, modules, samples, prototypes or parts thereof. Apart from Patents, all other Technology shall in any event qualify as Confidential Information.

1.7 “保密信息”指双方之间披露的与本协议的履行有关的任何信息和数据，包括但不限于任何种类的商业秘密、业务、商业或技术信息和数据，无论该等信息或数据以何种媒介作为载体，以及本协议的内容和所有与本协议有关的其他文件/附件。保密信息还应包含任何拷贝或摘录以及任何相关装置、模块、样品、样机或部件。除专利之外，其他所有技术在任何情况下都应被视为保密信息。

1.8 “Copyright” shall mean the copyright of the Programmable Logic Computer software program that controls the emission control system.

1.8 “著作权”指用以控制排放控制系统的可编程逻辑计算机软件程序的著作权。

1.9 “Develop” shall mean improve, modify and develop Product. “Development” shall mean such improvement, modification and development defined in the preceding sentence.

An improvement, modification and development shall only qualify as Development if such Development may generate intellectual property right and is not the same as, equivalent to or substantially similar to Technology. Development shall be considered as “equivalent to” the Technology, if (i) compared to the Technology, such Development uses basically the same method, achieves basically the same function and results in basically the same effect, and (ii) an ordinary technician of the same field of technology can figure out the technical features of such Development without any effort of creativity when such technician knows the technical features of Technology.

Development should merely include the information of technology newly developed and shall not include the information of the original Technology.

1.9 “开发”指改进、修改和开发产品。“开发成果”指前一句定义的该等改进、修改和开发的成果。

仅当该等改进、修改和开发可产生知识产权且不同于技术，或不等同于技术，或与技术不存在实质上的相似时，该改进、修改和开发才可构成开发成果。开发成果符合下述条件时，将被视为“等同于”技术：(i)与技术相比，该开发成果使用了基本相同的工艺，达到了基本相同的功能，以及产生了基本相同的作用；及(ii)当相同技术领域内的普通技术人员知晓技术的技术特性后，无需借助任何创造性努力便可想到该开发成果的技术特性。

开发成果仅包括新开发的技术信息，而不包括原有技术的信息。

1.10 “Disclosing Party” shall mean the Party who discloses the Confidential Information to the Receiving Party under this Agreement.

1.10 “披露方”指根据本协议向接受方披露保密信息的一方。

1.11 “Documentation” shall mean the materials containing Technology relating to Products in recorded form (in either printed or machine readable form).

1.11 "文件"指包含与产品有关的技术的材料，该等材料应以记录形式（印刷或机读形式）存在。

1.12 "Effective Date" shall mean the date on which this Agreement comes into effect as per Article 10.1.

1.12 "生效日"指本协议根据第 10.1 条的规定生效之日。

1.13 "ENVI-Clean™" shall mean an emission control technology system designed by PGTC to remove SO^2 from industrial emission streams for coal burning applications.

1.13 "ENVI-Clean™"指由 PGTC 设计的用以在燃煤应用中去除工业排放气体中的 SO^2 的一种排放控制技术系统。

1.14 "ENVI-Pure™" shall mean an emission control technology system designed by PGTC to remove SO^2 from industrial emission streams for waste/biomass burning applications.

1.14 "ENVI-Pure™"指由 PGTC 设计的用以在废弃物/生物体燃烧中去除工业排放气体中的 SO^2 的一种排放控制技术系统。

1.15 "Expiry Date" shall mean the date on which the term of this Agreement expires.

1.15 "期满日"指本协议期限届满之日。

1.16 "Gross Profit" shall mean Revenue less the costs for designing, manufacturing, selling, advertising, commissioning and installing the Products respectively borne by PGTC and PCS. Neither Party will add a margin to the raw cost for providing their services.

1.16 "利润总额"指收入减去由 PGTC 和 PCS 各自承担的设计、生产、出售、宣传、调试和安装产品所需的成本。任一方不得在其提供服务的原始成本上加算边际利润。

1.17 "HKIAC" shall have the meaning as provided under Article 12.2.

1.17 "HKIAC"具有第 12.2 条约定之含义。

1.18 "Material Breach" shall have the meaning as provided under Article 10.4.3.

1.18 "重大违约"具有第 10.4.3 条约定之含义。

1.19 "Order" shall mean the orders for Products placed by customers to PCS.

1.19 "订单"指由客户向 PCS 发出的订购产品的订单。

1.20 "Patent" shall mean all Chinese and international patents and patent applications for invention patents, utility models and design patents exhaustively listed in Annex I.

1.20 “专利”指附件 1 已完全列出的所有正在申请或已获授权的中国专利或国际专利，包括发明专利，实用新型和外观设计专利。

1.21 “Payment Statement” shall have the meaning as provided under Article 4.3.

1.21 “付款陈述”具有第 4.3 条约定之含义。

1.22 “PRC” shall mean the People’s Republic of China, which shall for the purposes of this Agreement exclude Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

1.22 “中国”指中华人民共和国，为本协议之目的，不包括香港特别行政区，澳门特别行政区及台湾。

1.23 “Product” shall mean the ENVI-Clean ™and ENVI-Pure ™ products.

1.23 “产品”指 ENVI-Clean 和 ENVI-Pure 产品。

1.24 “Receiving Party” shall mean the Party who receives the Confidential Information from the Disclosing Party under this Agreement.

1.24 “接收方”指根据本协议从披露方处接收保密信息的一方。

1.25 “Revenue” shall mean the total of gross invoiced sales revenue exclusive of value-added-tax of Product sold by PCS.

1.25 “收入”指 PCS 出售产品所获得的已开发票收入总额，该总额不包括增值税。

1.26 “SO^2” shall mean sulfur dioxide.

1.26 “SO^2”指二氧化硫。

1.27 “Technology” shall mean Patent, know-how, Copyright and other technology as written in the Documentation which are related to or contained Product and which on the Effective Date is exclusively owned by PGTC and/or PGTC is entitled to disclose and license in accordance with the terms of this Agreement.

1.27 “技术”指在文件中所列的与产品有关的，且自生效日开始为 PGTC 独占拥有和/或 PGTC 有权根据本协议的条款披露和许可专利、专有技术、著作权以及其他技术。

1.28 “Term” shall have the meaning as provided under Article 10.3.

1.28 “期限”具有第 10.3 条约定之含义。

1.29 “Trademark” shall mean the trademarks and their Chinese version provided in Annex II which are related to or contained in Product.

1.29 “商标”指附件 2 所示的与产品相关或包含在产品中的商标及其中文版。

2 ORDERS, PRODUCTS AND INSTALLATION

2 订单，产品和安装

2.1 PCS shall receive and process Orders from customers, and manufacture and install Products as an engineering procurement construction process. PGTC shall design the Product and provide technology license and technical supports to PCS.

2.1 PCS 应从客户处接收并处理订单，并以工程采购建设加工方式生产及安装产品。PGTC 应设计产品并向 PCS 提供技术许可和技术支持。

2.2 PGTC will provide the design so that PCS can price the Order initially. PCS shall provide PGTC with the Order and its Budget within five (5) days upon its receipt of the Order from customer within the PRC. Upon its receipt of the Order and Budget from PCS, PGTC shall give PCS a written production schedule within five (5) days and a written reply confirming the time schedule of delivery of Documentations and services as specified under Article 2.3 below and its Budget within fifteen (15) days. PCS shall provide its production schedule in written within five (5) days upon its receipt of PGTC's production schedule. Unless otherwise agreed between the Parties, within fifteen (15) days upon PCS' receipt of PGTC's Budget, both Parties shall confirm the Budgets of both Parties and work out the project for completing the Order.

If PCS thinks it is impossible to complete the Order due to technical difficulty, tight schedule or otherwise, it shall inform PGTC within five (5) days upon its receipt of the Order and provide PGTC with the reason why the Order cannot be completed.

Likewise, if PGTC thinks it is impossible to complete the Order due to technical difficulty, tight schedule or otherwise, it shall inform PCS within five (5) days upon its receipt of the Order from PCS and provide PCS with the reason why the Order cannot be completed.

2.2 PGTC 将提供设计以便 PCS 可对订单进行初步定价。PCS 在中国境内从客户处收到订单后，应在五（5）日内将该订单及其预算提供给 PGTC。在收到 PCS 的该等订单及预算后，PGTC 应在五（5）日内向 PCS 出具一份书面生产计划，并在[十五（15）]日内向 PCS 出具书面答复以确认交付下文第 2.3 条所述文件和服务的时间表及其预算。PCS 应在收到 PGTC 的书面生产计划后五（5）日内向 PGTC 提供其书面生产计划。除非双方另有约定，在 PCS 收到 PGTC 的预算后十五（15）日内，双方应确认彼此的预算并共同制订完成订单的方案。

如果 PCS 认为由于存在技术难题或时间表过于紧迫或因其他原因致使订单无法完成的，PCS 应在收到订单后五（5）日内通知 PGTC 并告知 PGTC 无法完成订单的原因。

同样的，如果 PGTC 认为由于存在技术难题或时间表过于紧迫或因其他原因致使订单无法完成的，PGTC 应自 PCS 处收到该订单后五（5）日内通知 PCS 并告知 PCS 无法完成订单的原因。

2.3 For projects under each Order, PGTC shall make concept design and engineering, full design through to construction drawings, design and supply Programmable Logic Computer software program for integration for the Product. PGTC shall provide PCS with following Documentations and services pursuant to the timeline set forth under the Orders or otherwise agreed between the Parties:

2.3 对每份订单中的方案，PGTC 都应为之进行概念设计和工程设计，负责直到建设图样的全部的设计工作，并负责设计和提供整合产品的可编程逻辑电脑软件程序。PGTC 应根据订单中所规定的期限或双方另行达成的合意向 PCS 提供下列文件和服务：

- Documentation:

- 文件：

(i) Concept Engineering;

(i) 概念工程；

(ii) Design drawings;

(ii) 设计图样；

(iii) Full set of Specifications; and

(iii) 整套规格；以及

(iv) Software Specification.

(iv) 软件规格。

- Service:

- 服务：

(i) Logic system for integration;

(i) 整合逻辑系统；

(ii) Manufacturing Supervision;

(ii) 生产监管；

(iii) Installation Supervision;

(iii) 安装监管；

(iv) Commissioning supervision; and

(iv) 调试监管；以及

(v) Training of engineers of PCS.

(v) 培训PCS的工程师。

2.4 PCS shall manufacture, install, and commission Product pursuant to the Documentation and under technical instruction and supervision of PGTC. PGTC shall provide trainings to the appropriate and qualified technical engineers of PCS to acquaint them with the Technology.

2.4 PCS 应当根据文件，并在 PGTC 的技术指导和监管下生产，安装和调试产品。PGTC 应向 PCS 合适的、合格的技术工程师提供培训，以使该等技术工程师了解技术。

2.5 Both Parties agree that the commercial terms of each Order may be different, and therefore the Parties undertake to cooperate with each other and make their best endeavor to satisfy the requirements of the customers based on the Orders (regardless whether the project under the Order is about building a new Product or making a retrofit) and to maximize profits. Where necessary, the Parties agree to sub-contract the manufacturing or installation of the Product to a third party agreeable between both Parties, and sublicense the relevant Technology to it. The sub-contractor should be bound by a written contract agreeing to comply with all the terms and conditions under this Agreement.

2.5 双方同意每份订单的商业条款可能是不同的，因此双方承诺将根据订单（无论订单乡下的方案是关于开建新产品还是进行翻新）互相合作，尽力满足客户的要求并使利益最大化。双方同意必要时可将产品的生产和安装分包给双方同意的第三方，并将相关技术转许可予该第三方。该分包商应当签订一份书面合同，同意遵守本协议所有条款和条件的书面合同并受该书面合同约束。

2.6 Marine emissions control business is excluded from this Agreement, and is intended to be part of a separate manufacturing agreement with PCS for PRC based marine project.

2.6 本协议不包含船舶排放控制业务，但就中国船舶排放业务将有可能于另一份生产协议内与 PCS 予以规定。

3 TECHNOLOGY LICENSE AND SUPPORT

3 技术许可及支持

3.1 During the Term of this Agreement, PGTC agrees to that this will be the sole and exclusive Commercial Joint Venture Agreement for the PRC with the exclusion of the marine sector and therefore PGTC will provide PCS with a non-transferrable right and license to use Technology to manufacture and install Product within the PRC.

3.1 在本协议期限内，PGTC 同意本协议为中国境内唯一的、独占的合资企业商业协议（但不包括船舶排放业务），因此 PGTC 将向 PCS 提供一项不可转让的权利和许可以在中国境内使用技术生产和安装产品。

3.2 PGTC shall provide PCS with a set of Programmable Logic Computer software program that controls the emission control system under each Order or the knowhow so that PCS can supply this itself.

3.2 PGTC 应根据每份订单向 PCS 提供一整套用以控制排放控制系统的可编程逻辑计算机软件程序或相关专有技术，以便 PCS 可自行提供该等可编程逻辑计算机软件程序。

3.3 For avoidance of doubt, regardless whether within the Term of this Agreement, PCS is in no event entitled to reverse engineer, decompile, disassemble the Technology, Copyrighted software or logic system provided by PGTC.

3.3 为避免疑义，无论是否在本协议期限内，PCS 在任何情况下都无权对 PGTC 提供的技术、有著作权的计算机软件或逻辑系统采取反向工程、反编译、拆解等措施。

3.4 PGTC's ownership and proprietary rights to the Technology shall not be affected by any license or authorization granted hereunder this Agreement. For avoidance of doubt, PGTC retains the global right to engage in research and Development of Product by itself or through its Affiliates. PGTC retains the sole and exclusive right to file any patent, trademark, copyright and/or other intellectual property applications in the PRC and/or any other jurisdictions in relation to Technology. PCS agrees not to, at any time and in any place, do or cause to be done, any act in any way impairing or tending to impair any of PGTC's rights provided herein.

3.4 PGTC 对技术的所有权和独占权利不受根据本协议作出的任何许可或授权的影响。为避免疑义，PGTC 保留其在全球自行或通过其关联方对产品进行研究和开发的权利。PGTC 保留其就技术在中国境内和/或任何其他法域内提交任何专利、商标、著作权和/或其他知识产权申请的独占的、排他的权利。PCS 同意，在任何时间和任何地点，PCS 不得从事或促使他人从事以任何方式损害或可能损害本协议中规定的 PGTC 的任何权利的任何行为。

4 REVENUE, BUDGET AND PROFIT SHARE

4 收入，预算及利润分成

4.1 The Parties agree that they shall bear their own costs in relation to the negotiating, executing and performing this Agreement. In particular, for each Order: PCS shall bear all the costs of, among others, soliciting customers, manufacturing, selling, advertising, installing and commissioning Products; and PGTC shall bear all the costs of, among others, soliciting customers, designing engineering, specifications and drawings, and supervising the manufacturing, installation and commissioning of the Products. Such costs shall be reimbursed after collecting the Revenue from customers pursuant to Article 4.2 below.

4.1 双方同意各自承担与谈判、签订、履行本协议相关的成本。尤其是，对每一份订单：PCS 应当承担所有包括但不限于招揽客户，生产、出售、宣传，安装和调试产品的成本；而 PGTC 应承担所有包括但不限于有关招揽顾客，设计工程、规格和图样以及监管产品生产、安装和调试的成本。在向客户收取收入后，该等成本应根据下文第 4.2 条予以支付。

4.2 Upon receiving each Order, PCS and PGTC shall submit to each other their respective estimated Budgets pursuant to Article 2.2 of this Agreement. For each project, after receipt of the Revenue from the relevant customer, the Budgets of PCS and PGTC shall be deducted and reimbursed from the Revenue proportionally, and then the Parties shall share the Gross Profit pursuant in proportation as below ("Profit Share"):

PCS: 50% and PGTC: 50%.

Where, pursuant to Article 2.5, for the purpose of maximizing profits, the project under a particular Order is sub-contracted to a third party, the Parties shall share the Profit according to the above proportion.

In the event that PCS receives partial payment which is less than the total of both PCS and PGTC Budgets then PCS shall pay PGTC an amount equivalent to the percentage of the cost borne by PGTC proportional to the total of both Budgets.

Upon both PCS and PGTC receiving revenue equal to both party's Budgets then any Revenue or further partial payment is split as to PCS 50% and PGTC 50%.

4.2 收到每一份订单后，PCS 和 PGTC 应根据本协议第 2.2 条向对方提交各自估计的预算。在每一个方案中，从相关客户处收取收入后，应从收入中按比例扣减并支付 PCS 和 PGTC 各自的预算，然后双方应当按如下比例分配利润总额（“利润分成”）：

PCS：50%以及 PGTC：50%。

如为利益最大化之目的，一份特定订单中的方案根据第 2.5 条的约定被分包给第三方，双方应当根据上述比例分配利润。

如 PCS 收取的部分款项少于 PCS 和 PGTC 的预算总额，PCS 应当按照 PGTC 所承担成本占预算总额的比例，从该等款项中向 PGTC 支付按该比例计算的金额。

如 PCS 和 PGTC 收取的款项与双方的预算相等，则任何收入或其余部分付款按 PCS 和 PGTC 各 50%的比例分成。

4.3 Unless otherwise agreed by the Parties, for Product that PCS sells to customers,:

4.3 除非双方另有约定，对于 PCS 向客户出售的产品：

(i) within five (5) days upon receipt of the Revenue from the relevant customer, PCS shall send a written notice to PGTC about its receipt of the payment. Within five (5) days upon receipt of the above written notice, PGTC shall issue an invoice to PCS, and PCS shall pay the amount equivalent to PGTC's Budget to PGTC's bank account within five (5) days; and

(i) 从相关客户处收取收入后五（5） 天内，PCS 应向 PGTC 出具书面通知告知其已收到相关款项。在收到该等书面通知后五（5）天内，PGTC 应向 PCS 出具发票，PCS 应在收到发票后五（5）天内将与 PGTC 预算等额的款项付至 PGTC 的银行账户；以及

(ii) within thirty (30) days from the end of each quarter, PCS shall provide PGTC with a quarterly financial statement setting forth (a) the amount of Revenue collected from the customers concerning the Product which has actually been sold within that quarter, (b) the finished Product sold to the customer, (c) the Budgets deducted from the Revenue, and (d) the amount of the Profit Share payable to PGTC ("Payment Statement").

(ii) 在每季度结束后的三十（30）日内，PCS 应向 PGTC 提供一份季度财务陈述，陈述应写明：(a)该季度内通过已实际出售给客户的产品所获的收入金额，(b)已出售给客户的产品成品，(c)从收入中减去的预算，以及(d)应向 PGTC 支付的利润分成金额（"付款陈述"）。

4.4 PGTC shall issue an invoice concerning its Profit Share to PCS within five (5) Business Days upon receipt of the Payment Statement. PCS shall pay the Profit Share to PGTC within five (5) Business Days upon receipt of the invoice.

4.4 PGTC 应在收到付款陈述后五（5）个营业日内就其利润分成向 PCS 开具发票。PCS 应在收到发票后五（5）个营业日内向 PGTC 支付利润分成。

4.5 If PGTC objects to the Payment Statement, it shall also give PCS a written notice about its objection ("Objection Notice") within five (5) Business Days upon receipt of the Payment Statement. Within fifteen (15) Business Days upon receipt of the Objection Notice, PCS should allow PGTC to review its records and account books to review the Revenue, Budget and Profit.

4.5 如 PGTC 对付款陈述有异议，PGTC 应在收到付款陈述后五（5）个营业日内向 PCS 发出书面通知提出异议（"异议通知"）。在收到异议通知后十五（15）个营业日内，PCS 应允许 PGTC 审阅其记录和账簿以核查收入，预算和利润。

4.6 Payment to be made by PCS to PGTC under or in connection with this Agreement shall be in USD and be made by PCS to the bank account of PGTC designated by PGTC in writing.

4.6 PCS 向 PGTC 支付的本协议项下或与本协议有关的款项应以美元支付，并应付至 PGTC 书面指定的银行账户。

4.7 In case of a delay by PCS in making any payment due hereunder, PGTC is entitled to claim interest on such payment from the date it was due until payment is received by PGTC at the rate of the then current daily penalty interest rate on overdue loan published by the China People's Bank at the close of banking on such date, or on the first Business Day thereafter, if such date happens to be a non-Business Day. If PCS's payment is delayed in excess of 14 days, PCS shall be deemed as constituting a Material Breach. If PCS cannot rectify such Breach by making full payment and the relevant interest within seven (7) days, PGTC is entitled to terminate this Agreement pursuant to Article 10.4.3.

4.7 如果 PCS 延迟支付本协议下的任何到期款项，PGTC 有权就该款项收取从到期日到 PGTC 收到款项之时的利息，利率为该到期日（或如果该日非营业日，则为其后的第一个营业日）银行业务结束时的中国人民银行公布的逾期贷款罚息利率。如果 PCS 延迟支付超过十四（14）天，则 PCS 的该延迟支付行为将被认定为重大违约。如果 PCS 不能在七（7）天内全额支付相关款项及利息以矫正该重大违约行为，PGTC 有权根据第 10.4.3 条终止本协议。

5 TRADEMARK LICENSE

5 商标许可

5.1 During the Term of this Agreement, pursuant to the terms and conditions of this Agreement, PGTC hereby grants to PCS, the non-transferrable right and license to use Trademark in the form of Combination Logo for manufacturing, selling, installing and advertising Products free of charge in the PRC. For avoidance of doubt, PGTC and its Affiliates shall remain the right to use Trademark freely in the PRC.

5.1 在本协议期限内，根据本协议的条款和条件，PGTC 特此授予 PCS 在中国境内不可转让的、无偿的权利和许可从而以组合标志的形式使用商标，以生产、销售，安装及宣传产品。为避免疑义，PGTC 及其关联方应保留在中国境内自由使用商标的权利。

5.2 Each Product sold and installed by PCS must have a Combination Logo painted in a prominent location to be visible from the road or access lanes and of a significant size. PCS shall strictly comply with the Brand Manual to be provided by PGTC when using Trademark and Combination Logo.

5.2 在 PCS 销售及安装的每一件产品上都应在显著位置印上一个组合标志以便在道路上或出入车道上可见该组合标志，且该组合标志应具有较大的尺寸。在使用商标及组合标志时，PCS 应严格遵守将由 PGTC 提供的品牌手册的规定。

5.3 PCS is not entitled to use the Trademark or Combination Logo other than as expressly authorized in this Agreement. PCS shall not be permitted to register in any jurisdiction any of Trademark or Combination Logo or any word or term in any language or any symbol or logo which may be deemed confusingly similar to them as its own trademark or service mark or trade name.

5.3 除本协议明确授权之外，PCS 无权使用商标及组合标志。PCS 不得在任何法域，将商标或组合标志的任何部分、或任何语言中可能会被视为与商标或组合标志混淆性相似的单词或术语、或任何可能会被视为与商标或组合标志混淆性相似的符号或标识注册为其商标或服务商标或商号。

6 DEVELOPMENT

6 开发成果

6.1 For the purpose of reducing and avoiding the technical risk arising out of PCS's Development, should there be any Development activities of PCS:

6.1 为减少和避免 PCS 开发成果产生的技术风险之目的，如果 PCS 进行了任何开发活动：

6.1.1 PCS shall discuss and evaluate together with PGTC the Development adequately before start-up of each Development;

6.1.1 在每次开发活动之前，PCS 应当与 PGTC 一同对每次开发活动进行充分的讨论和评估；

6.1.2 Developments may only be implemented in Product;

6.1.2 开发成果只可应用于产品中；

6.1.3 No Development shall be implemented in Product before PGTC's R&D team has expressly agreed in writing;

6.1.3 在未获得 PGTC 的研发团队的书面同意前，任何开发成果不得被用于产品中；

6.1.4 PCS's Development shall be owned by PCS, provided that PCS should license the Development for PGTC to use for free;

6.1.4 PCS 应当享有 PCS 的开发成果的所有权，但 PCS 应当将该等开发成果无偿许可给 PGTC 使用；

6.1.5 PGTC shall be granted an option during the term of this Agreement and thereafter to unilaterally purchase any of PCS's Development at a fair market price. The fair market price shall be determined by (a) both Parties in good faith, or (b) an independent third party accredited valuation institution jointly appointed by the Parties. If, within thirty (30) days from the date PGTC sends

the written notice to PCS about its intention of purchasing back PCS's Development, the Parties fail to agree on the fair market value after amicable negotiation in good faith or the independent third party accredited valuation institution to be appointed by the Parties, the relevant value shall be determined by the accredited valuation institution appointed by arbitrators selected according to Article 12 below. Unless and to the extent PGTC has expressly waives its right in purchasing a particular Development, in no event shall PCS transfer or license any Development without PGTC's prior written consent;

6.1.5 在本协议期限内及期限届满后，PGTC 应有权单方决定以公平市场价格购买 PCS 的任何开发成果。公平市场价格应通过以下方式确定：(a)双方共同诚信估价，或(b)由双方共同聘请的一家独立的有资质的第三方估值机构进行估价。如果自 PGTC 就其希望购买 PCS 开发成果的意图向 PCS 发送书面通知后的三十（30）天内，双方未能通过友好协商对公平市场价格或聘请独立的有资质的第三方达成一致意见，则相关公平市场价格应由根据下文第 12 条确定的仲裁员所任命的有资质的估值机构确定。除非 PGTC 已明确表明不购买某项开发成果且仅排除其明确表示不购买的该项开发成果，在任何情况下，PCS 不得在未经 PGTC 事先书面同意的情况下转让或许可任何开发成果；

The determination of fair market price should not affect the PGTC's right to PCS's Developments as provided in the preceding paragraph;

对公平市场价格的认定不影响PGTC就PCS的开发成果享有前段约定的权利。

6.1.6 Should PGTC make any further Development on Product or on PCS's Developments which is applicable for the ordered Product, PGTC should grant to PCS the right to use such further Developments for free.

6.1.6 如果 PGTC 就产品进行开发或就 PCS 得开发成果作出进一步的开发，而该等开发成果可应用于订购产品，PGTC 应授予 PCS 免费使用该等进一步开发成果的权利。

7 CONFIDENTIALITY

7 保密

7.1 All Confidential Information

7.1 所有保密信息

7.1.1 shall only be used by the Receiving Party for the performance of the obligations or purposes set forth in this Agreement, unless otherwise expressly agreed in writing by the Disclosing Party;

7.1.1 除非披露方另行以书面方式明确同意，否则应仅为接收方为履行本协议规定的义务或目的而使用；

7.1.2 shall not be distributed or disclosed by any means or in any form by the Receiving Party to any third party except to the employees of the Receiving Party and the consultants or advisers who provides consulting advices to the Receiving Party, provided that such information receivers shall have reasonable necessity to know such Confidential Information for the performance of obligations or purposes set forth in this Agreement and shall assume the confidentiality obligation under their employment contract or written form, which are equal strict to or stricter than the confidential obligations of the Receiving Party under this Agreement;

7.1.2 不应被接收方以任何方式或形式向任何第三方分发或披露，但向接收方的员工以及为接收方提供咨询意见的咨询者或顾问披露的除外，但该等信息接收者均应有为履行本协议的义务或目的而有知道该保密信息的合理需要，并且应依据雇佣合同或其它书面文件负有保密义务，该等保密义务应与本协议规定的接收方保密义务同等严格或比之更严格；

7.1.3 shall be kept confidential by the Receiving Party with the same manner and care as it keeps its own confidential information with same importance to avoid disclosure to any third party (but at lease reasonable care); and

7.1.3 由接收方按照为避免向任何第三方披露其具有相同重要程度的保密信息进行保密时所尽的相同程度的方法和注意（但至少应是合理的注意）进行保密；并且

7.1.4 shall remain the property of the Disclosing Party unless otherwise stipulated in this Agreement.

7.1.4 除非本协议另行约定，否则应始终保持为披露方的财产。

7.2 The obligations under Article 7.1 shall not apply, however, to any information which:

7.2 然而，第 7.1 条规定的义务不应适用于以下任何信息：

7.2.1 was in the Receiving Party's possession without confidentiality obligation prior to receipt from the Disclosing Party; or

7.2.1 从披露方处接收前即为接收方所有的且不承担保密义务的信息；或者

7.2.2 is at the time of disclosure already in the public domain or subsequently becomes available to the public not through breach of this Agreement by the Receiving Party; or

7.2.2 在披露时已存在于公众领域中，或披露后非因接收方对本协议的违反而能为公众所获取的信息；或者

7.2.3 is lawfully obtained by the Receiving Party from a third party without any obligation of confidentiality; or

7.2.3 接收方从不需承担保密义务的第三方处合法获得的信息；或者

7.2.4 is approved for release by written agreement of the Disclosing Party.

7.2.4 由披露方签署书面协议许可发布的信息。

The Receiving Party may disclose information of the Disclosing Party if the Receiving Party is required to do so by any ruling of a governmental or regulatory authority or court or by mandatory law, provided that written notice of such ruling is given without delay to the Disclosing Party so as to give the Disclosing Party an opportunity to intervene and provided further that the Receiving Party makes reasonable efforts to obtain assurance that the information will be treated confidentially. Information disclosed in such way shall be marked "Confidential".

如果任何政府或监管机构或法院的裁决或强制性法律规定要求接收方披露披露方的信息，只要该裁决是通过书面通知作出且无迟延地抵达披露方以使披露方有机会干预，并且接收方已尽合理的努力以确保该信息将被保密，则接收方可以披露该等信息。以上述方式披露的信息应标明“保密”。

7.3 Neither Party shall, for any reason, in any manner, and whether acting as principal, agent or in any other capacity whatsoever, be entitled to file for patents or other statutory protection in any jurisdiction based on or using any Confidential Information received hereunder. In case either Party obtains any such patent or other statutory protection, in addition to bearing liability of breach under this Agreement, the said Party shall transfer forthwith titles to such patent or other statutory protection back to the other Party upon the other Party's request and without any charge.

7.3 任一方均无权，因任何理由、以任何方式，无论以本人、代理人或其他任何身份，基于或使用在本协议下收到的任何保密信息在任何法域申请专利或任何法律保护。如果任一方取得任何该等专利或其他法律保护，除承担本协议的违约责任外，经另一方要求，该一方还应立刻将该等专利或其他法律保护的所有权免费转让给另一方。

7.4 Upon termination of this Agreement, at the request of PGTC, all Confidential Information disclosed to PCS, including those exchanged electronically and/or by recordable media, as well as any copies thereof, shall either be returned to PGTC or be destroyed by PCS within fifteen (15) Business Days after PCS's receipt of PGTC's written request. In case of destruction, PCS shall confirm such destruction in writing to PGTC.

7.4 在本协议终止后，应 PGTC 的要求，PCS 应将披露给 PCS 的全部保密信息，包括以电子和/或可录介质交换的保密信息，以及其任何副本，在收到 PGTC 书面要求

后十五(15)个营业日内交还 PGTC 或进行销毁。若进行销毁，则 PCS 应就该等销毁向 PGTC 进行书面确认。

7.5 In case of any breach of this Article 7, each Party shall have the right and remedy to have the provisions in this Article 7 enforced by any court of competent jurisdiction by injunction, restraining order, specific performance or other equitable remedies in favor of the non-breaching Party.

7.5 如发生任何对本第 7 条的违反，每一方应享有权利和救济，向任何有管辖权的法院申请禁令、限制令、具体履行或其他有利于非违约一方的衡平法救济以执行本第 7 条的约定。

7.6 Should the Receiving Party discover any unauthorized use or disclosure of Confidential Information, it shall take immediate steps to retrieve the Confidential Information and prevent it from further unauthorized use or disclosure.

7.6 如果接收方发现任何未经授权而使用或披露的保密信息，其应立即采取措施收回保密信息并防止保密信息受到进一步的未授权使用或披露。

8 WARRANTY

8 保证

8.1 Both Parties respectively make the following statements and warranties:

8.1 双方各自作出下述陈述和保证：

8.1.1 It is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has the corporate power and legal authority to execute, deliver and perform this Agreement.

8.1.1 其为依法成立的法人实体，根据在其成立的法域内的法律有效存续且经营状况良好，并具有签署、交付和履行本协议的公司授权和法律权力。

8.1.2 There is no litigation, arbitration or other legal or administrative proceeding pending or, to the best of its knowledge, threatened against it prior or on the Effective Date that pertains to the subject matter of this Agreement or that would adversely affect in any way its ability to enter into or perform this Agreement.

8.1.2 据其最大所知，并不存在针对本协议标的的或以任何方式对其签署或履行本协议的能力产生负面影响的，在生效日及其以前未决的，或威胁将有的诉讼、仲裁或其他法律或行政程序。

8.2 IN NO EVENT SHALL THE PARTIES BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOST REVENUES OR PROFITS), PUNITIVE, OR EXEMPLARY DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.2 在任何情况下，即使被告知有损害的可能性，任一方对任何间接的、特殊的、继发的（包括但不限于总收入或利润损失）、惩罚性或惩戒性损害不负任何责任。

9 FORCE MAJEURE

9 不可抗力

9.1 Both Parties agree to enter Force Majeure terms on individual project basis to be determined separately to this Agreement.

9.1 双方同意于每个方案中签订不可抗力条款，该等不可抗力条款在本协议之外另行决定。

10 EFFECTIVE DATE, TERM, TERMINATION

10 生效日、期限、终止

10.1 This Agreement shall take effect after being signed by both Parties (the "Effective Date").

10.1 本协议应在经双方签署后生效（"生效日"）。

10.2 PCS shall carry out all record, registration and other formalities required for the performance of this Agreement with relevant authorities in the PRC.

10.2 PCS 应进行为履行本协议所需的全部在中国相关部门备案、注册及其它法律手续。

10.3 Unless terminated pursuant to Article 10.4, the Term of this Agreement shall be ten (10) years from the Effective Date ("Term").

10.3.1 PCS will have the right at its sole descretion to extend this Agreement for a further ten years on the same terms by giving twelve (12) months written notice to PGTC in advance of the date of expiry of this Agreement.

10.3 除非根据第 10.4 条终止，本协议的期限为自生效日起十（10）年（"期限"）。

10.3.1 PCS 有权自行决定在本协议终止日前十二（12）个月向 PGTC 发出书面通知，在本协议条款不变的情况下续展本协议。

10.4 This Agreement may be early terminated within the Term in writing by either Party upon the occurrence of any of the following events:

10.4 发生下列任一事件时，任一方可在期限内书面通知另一方以提前终止本协议：

10.4.1 in the event that the other Party voluntarily files a petition in bankruptcy or such a petition is involuntarily filed against it (which petition is not recalled within thirty (30) Business Days after filing), or is placed in an insolvency proceeding, or a receiver or trustee is ordered to appoint or a confiscation or

seal is made against all or a substantial portion of its assets which order is not vacated within thirty (30) Business Days from the date of entry, or if any assignment for the benefit of its creditors is made;

10.4.1 另一方主动或被动申请破产（且该等申请在提出后三十（30）个营业日内未被撤回）或处于破产程序，或受命需指定接管人或托管人，或其财产全部或绝大部分被征收或查封（且该命令自发出之日起三十（30）个营业日内未被撤销），或为其债权人的利益作出任何转让；

10.4.2 in the event that the other Party is dissolved, liquidated or terminated, or there occurs any event or circumstances permitting a holder of any interest in the registered capital of the other Party to elect to cause a termination, liquidation or dissolution of the other Party under applicable laws; and

10.4.2 本协议另一方解散、清算或终止，或根据可适用的法律，存在允许另一方注册资本的任何利益的持有者选择终止、清算或解散另一方的任何事件或情形；及

10.4.3 without prejudice to the provision of Article 4.7, in the event that the other Party has failed in the performance of any material obligations ("**Material Breach**") under this Agreement, provided that such default is not remedied to the non-breaching Party's satisfaction within thirty (30) Business Days after receipt of written notice by the non-breaching Party specifying the nature of such default and requiring remedy of the same. For clarity, breach of Article 3.3, Article 4, Article 5, Article 6 and Article 7 shall amount to Material Breach.

10.4.3 如果本协议另一方未能履行本协议下的任何主要义务（**"重大违约"**），且未能于收到非违约方阐述该等违约性质并要求对此补救的书面通知后三十（30）个营业日内以令非违约方满意的方式予以补救（但本条款应无损第 4.7 条的规定）。为避免疑问，对本协议第 3.3 条，第 4 条，第 5 条，第 6 条和第 7 条的违反应属于重大违约。

11 RIGHTS AND OBLIGATIONS AFTER TERMINATION

11 终止后的权利和义务

11.1 In case of expiration or any early termination during the Term of this Agreement, the license granted to PCS as provided hereunder this Agreement shall be ceased immediately and PCS shall:

11.1 本协议期满时或在本协议于期限内提前终止时，应立即停止根据本协议授予 PCS 的许可，且 PCS 应：

11.1.1 discontinue the use of Technology or its Development, Trademark or Combination Logo, except that PCS may complete those customer orders with respect to Product, which PCS has received and confirmed prior to the date of

termination or expiration. For any sales made by PCS in connection therewith, PCS shall pay the Budget and Profit Share stipulated under Article 4.

11.1.1 停止使用技术或其开发成果、商标或组合标志，但 PCS 可完成在本协议终止或期满前已接受并确认的关于产品的客户订单。就 PCS 完成的任何与前述订单相关的该等销售，PCS 应依照第 4 条支付预算及利润分成。

11.1.2 pay off all the outstanding payments under this Agreement, including the undue payments which shall become due and payable upon termination of this Agreement.

11.1.2 付清本协议项下未支付的全部款项，尚未到期的款项应在本协议终止时立即到期应付。

11.1.3 return all Documentation to PGTC or destroy them pursuant to PGTC's written request.

11.1.3 将所有文件归还 PGTC 或根据 PGTC 的书面指示销毁该等文件。

11.2 Once this Agreement is terminated, PGTC has the option at its sole discretion to acquire the PCS's Development that it has not purchased at the fair market value.

11.3 一旦本协议终止，PGTC 有权自行决定按照公平市场价格购买其尚未购买的 PCS 的开发成果。

11.3 Articles 7 (Confidentiality), 11 (Rights and Obligations after Termination), 12 (Dispute Resolution) and 13 (Applicable Law) shall survive any termination or expiration of this Agreement.

11.3 第 **7** 条（保密）、第 **11** 条（终止后的权利和义务）、第 **12** 条（争议解决）和第 **13** 条（适用法律）应在本协议终止或期满后继续有效。

12 DISPUTE RESOLUTION

12 争议解决

12.1 In the event of any dispute or controversy (each a "Dispute") between the Parties, each Party shall promptly designate one or more representatives, and the respective representatives of the Parties shall meet promptly in an effort to resolve the Dispute by consultations.

12.1 若双方发生任何纠纷或争议（各项纠纷或争议称为"争议"），每一方应立即指派一名或更多的代表，双方的代表应迅速会面并尽力通过协商解决争议。

12.2 If the Dispute is not resolved by the consultations between the Parties within sixty (60) days from the date one Party informs the other Party about the Dispute with written notice, the Dispute shall be settled by binding arbitration by the [China International Economic and Trade Arbitration Commission](in accordance with the arbitration

rules of CIETACthen in effect by three (3) arbitrators, of whom each Party shall appoint one (1) and the third (3rd) shall be appointed by the two (2) arbitrators so appointed by the Parties. The arbitration shall be held, and any award shall be rendered, in Beijing in both English and Chinese languages simultaneously. An award of the arbitrators shall be final and binding on the Parties and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. In no event may the arbitrators award punitive or consequential damages, unless such damages have been awarded in connection with a third party claim and the arbitration is to apportion liability between the Parties.

12.3 如一方就争议向另一方发出书面通知之日起六十(60)天内，双方未能通过协商解决争议，该争议应由[中国国际经济贸易仲裁委员会（“CIETAC”）三（3）名仲裁员根据 CIETAC 届时有效的仲裁规则作出有约束力的仲裁裁决解决，三(3)名仲裁员由双方各指定一（1）名仲裁员，第三名仲裁员应由双方指定的两（2）名仲裁员指定。仲裁应在北京同时以英文和中文进行，任何仲裁裁决亦应于北京同时以英文和中文作出。仲裁员做出的裁决应为终局的，并对双方均有约束力，任何有管辖权的法院可以就仲裁员做出的裁决作出判决。在任何情况下，仲裁员不得做出惩罚性的或赔偿间接损害的裁决，除非决定该等赔偿的裁决与第三方主张相关，且该仲裁将在双方之间分配责任比例。

13 APPLICABLE LAW

13 适用法律

13.1 This Agreement (including the arbitration clause under Article 12.2) shall be governed by, and construed in accordance with, the laws of Peoples Republic of China.

13.1 本协议(包括第 12.2 条的仲裁条款)应受中华人民共和国法律管辖并依据其解释。

14 MISCELLANEOUS

14 其他

14.1 This Agreement shall be executed in [three (3)] complete counterparts, [one (1)] for PGTC and PCS respectively and [one (1)] for required government approvals or registrations. Any single, complete counterpart shall constitute a full and original Agreement for all purposes.

14.1 本协议应签署[三（3）]份完整版本，PGTC 与 PCS 各保留[一（1）]份，[一（1）]份用于要求进行的政府批准或登记。不论为任何目的，任何单一、完整的副本应构成一份完整的本协议原件。

14.2 Agreement and each of the Annexes may be modified or amended only by a written instrument signed by the Parties through their duly authorized officers or representatives, specifically referring to this Agreement.

14.2 本协议及各附件仅可通过双方由其适当授权的管理人员或代表签署、明确引述本协议的书面文件进行修改或修订。

14.3 If this Agreement requires a notice or document to be "in writing" or "in written form", such notice or document shall be duly signed by the sending Party by such person or persons duly authorized to legally bind the sending Party, and the signed notice or document shall be delivered, sent or transmitted to the other Party in its original form. For avoidance of doubt, electronic communication shall not qualify as a written notice or document.

14.3 如果本协议要求通知或文件应为“书面”或“书面形式”，则该等通知或文件应由寄送一方合法授权并对寄送方有法律约束力的个人或多人签署，且应将已签署的通知或文件原件递送、发送或传送至另一方。为避免疑问，电子通讯方式不得视为书面通知或文件。

14.4 Except as otherwise expressly provided herein, each Party shall pay any expenses incurred by it incidental to the preparation, signing, delivery and performance of this Agreement.

14.4 除非本协议另有明确规定，各方应各自支付因准备、签署、交付、履行本协议而产生的任何费用。

14.5 Nothing expressed or implied in this Agreement is intended or may be construed to confer upon or give any person other than the Parties hereto any rights or remedies under or by reason of this Agreement or the transactions contemplated herein or any part thereof.

14.5 本协议中任何明示或暗含的内容均无意、亦不可被解释为向本协议双方之外的任何其他主体授予或给予本协议、本协议所述交易或其任何部分项下或因本协议、本协议所述交易或其任何部分而产生的任何权利或救济。

14.6 From time to time, as and when requested by a Party, the other Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments, make such other deliveries and take such other actions as may be reasonably necessary to consummate the transactions contemplated herein.

14.6 应一方要求，另一方应不时签署并交付、或促使他人签署并交付为完成本协议所述交易所合理必要的所有该等文件和文据、作出该等其他交付和采取该等其他行动。

14.7 This Agreement shall be executed and delivered by the Parties both in English and Chinese. Should there be any discrepancy between the Chinese and English versions, the English version shall prevail.

14.7 双方应用英文及中文同时签署和交付本协议。如果中文版本和英文版本有所分歧，应以英文版本为准。

14.8 All headings in this Agreement are merely for the purpose of easy reference and have no legal meaning.

14.8 本协议的全部标题仅为方便阅读目的，并无法律意义。

14.9 Where any notice or other communications is required or permitted to be given hereunder, such notice or communication shall be in writing in English language and (i) personally delivered, (ii) sent by postage prepaid registered airmail, or (iii) transmitted by facsimile to the following address of a Party:

14.9 如果任何通知或其他通讯系本协议要求或在本协议项下允许发送，该通知或通讯应以英文书就、以书面形式作出并且以下列方式：(i)以专人递送；(ii)预付邮资的挂号航空邮件；或(iii)以传真发送至一方的以下地址：

If to PGTC: Pacific Green Technologies China Limited

致 PGTC：Pacific Green Technologies China Limited

Address: 301-303, 3/F, Golden Gate Commercial Building,136-138 Austin Road, Tsim Sha Tsui, Kowloon, Hong Kong

地址：香港九龙尖沙咀柯士道 136-138 号金门商业大厦 3 层 301-303 室

Attn: Alex Shead

收件人：Alex Shead

Fax: +852 3579 3663

传真：+852 3579 3663

If to PCS: PowerChina SPEM Co., Ltd

致 PCS：中国电建集团上海能源装备有限公司

Address: 80 Hangdu Road, Shanghai, 201316, China

地址：中国上海市航都路 80 号，邮编 201316

Attn: Mr. Lin Yong Xiang - Deputy General Manager, Chief Engineer

收件人： Lin Yong Xiang 先生 – 副总经理，总工程师

Fax: +8602133758818

传真：+8602133758818

or to such other address that any Party may notify to the other Party in writing.

或至任一方书面通知另一方的其他地址。

Any Party shall promptly inform the other Party of any change in its address, including its facsimile number.

任何一方应及时将其地址（包括其传真号）的任何变更情况告知另一方。

All such notices or other communications shall be deemed to have been delivered (i) upon receipt if personally delivered, (ii) on the tenth day following posting if by postage prepaid, registered airmail and (iii) when sent with confirmation of transmission if by facsimile.

所有该等通知或其他通讯应在下列情况下被视为已送达：(i)若以专人递送则在收到时；(ii)若以预付邮资的挂号航空邮件发送则在投递后第十天；及(iii)若以传真发送则在递送确认完成发送时。

14.10 Neither the rights nor the obligations under this Agreement may be transferred in any manner, except with the prior written consent of the other Party. The Parties hereby agree that in the event such consent is not given, this Agreement shall automatically terminate upon the date of transfer.

14.10 除非获得另一方的事先书面同意，本协议下的权利和义务不得以任何方式转让。双方特此同意，在未授予该等同意情形下，本协议应在转让之日自动终止。

14.11 In case one or more provisions of this Agreement shall be invalid or unenforceable, the validity and enforceability of the other provisions of this Agreement shall not be affected. In such case, the Parties agree to recognize and give effect to such valid and enforceable provision or provisions which reflect as closely as possible the commercial intention of the Parties associated with the invalid or unenforceable provisions. The same principle shall apply in the event that this Agreement contains any omissions.

14.11 如果本协议的一个或多个条款为无效或不可执行，则本协议其他条款的效力和可执行性不受影响。在该种情况下，双方同意认可并尽力实施该等有效的可执行的条款或最能反映该等无效或不可执行的条款中所包含的双方的的商业目的的有效地可强制执行的条款。该原则在本协议有任何遗漏的情况下同样适用。

14.12 This Agreement constitutes the entire understanding and agreement between the Parties with respect to its subject matter and shall supersede and cancel all previous agreements, negotiations and commitments, either oral or written, relating hereto.

14.12 本协议构成各方就其标的所达成的完整理解与合意，并取代和取消此前所有与本协议相关的口头或书面的协议、磋商及承诺。

14.13 The Annexes to this Agreement form an integral part of this Agreement. In the event of conflicts between the provisions of the Annexes and those in the body of this Agreement, the provisions in the body of this Agreement shall take precedence over those in the Annexes unless the Annex expressly revokes the relevant provisions in the body of this Agreement.

14.13 本协议附件为本协议不可分割的组成部分。若附件条款与本协议正文条款冲突，除非附件明确规定取代本协议正文相关条款，否则本协议正文条款的效力应高于附件条款。

14.14 Except otherwise expressly indicated by a Party in writing, no action taken by it pursuant to this Agreement or its inaction shall be deemed to constitute a waiver of compliance with any representations, warranties, conditions or covenants contained in this Agreement or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

14.14 除一方以书面形式另行明确指示外，其根据本协议所采取的任何行动或其不作为均不得被视为构成对放弃对本协议所含的任何陈述、保证、条件或合意的遵守，也不得被解释为对任何后续违反（无论是否具有类似或不同之性质）的放弃。

14.15 Each Party shall consult with the other Party before issuing any press release or making any public statement with respect to the transactions herein or any part thereof and, except as may be required by applicable laws or any listing rules of any securities exchange to which it is subject, shall not issue any such press release or make any such public statement unless the text of such release or statement shall first have been agreed to by the Parties. The Parties shall also consult with each other in advance of relevant announcements to the employees of the Parties.

14.15 每一方在就本协议内交易或其任何部分发布任何新闻或作出任何公告之前应咨询另一方，除非因适用法律或其所受限的任何证券交易所的任何上市规则要求外，一方不得发布任何该等新闻或作出任何该等公告，除非该等发布或公告的内容经过双方事先同意。双方在向各自员工进行相关公告之前亦应提前相互协商。

[Remainder of Page Is Intentionally Left Blank.]

[本页以下无正文]

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

以兹证明，双方已于首页日期签署及交付本协议。

Pacific Green Technologies China Limited

By: Alexander Mark Shead

签署： ____________

Name: Alexander Mark Shead

姓名：亚力桑德 马克 希德

Title:CEO

职位:CEO

Pacific Green Technologies Inc.

By: Alexander Mark Shead

签署： ____________

Name: Alexander Mark Shead

姓名：亚力桑德 马克 希德

Title: Director

职位:总监

PowerChina SPEM Company Limited

中国电建集团上海能源装备有限公司

By: Lin Yong Xiang

签署：________________

Name: Lin Yong Xiang

姓名：林永祥

Title: Deputy General Manager, Chief Engineer

职位：副总经理，总工程师

Annex I

List of Patents

附件 1

专利清单

- Patents in Relation to Envi-Clean™ and Envi-Pure™

  Patent issued from PCT/Ca2010/000988 for Improved Gas Scrubber

- **Chinese Patent No. 201080037844.3**

- **Issued from PCT/Ca2015 for US Provisional App. No. 62/169856 for Flooded Wet Scrubbing Head**

- 与 Envi-Clean™ 和 Envi-Pure™ 有关的专利

改良气体洗涤器的专利，国际专利申请号为 PCT/Ca2010/000988

- 中国专利号为 201080037844.3

- 富液式湿擦头的专利，美国法专利申请号为 62/169856，国际专利申请号为 PCT/Ca2015

Annex II

Trademark

附件 2

商标

Trademark **商标**	
[Envi Clean logo] [Envi Clean 标志]	ENVI-Clean™
[Envi Pure logo] [Envi Pure 标志]	ENVI-Pure™
[PGT logo] [PGT 标志]	PacificGreen Technologies

Annex III

Combination Logo

附件 3

组合标志

PacificGreen
Technologies

POWERCHINA SPEM